EXHIBIT 21

                              COMPANY SUBSIDIARIES

Name                                                   Jurisdiction    Percent
----                                                   ------------   of Equity*
                                                                      ---------
Vishay Americas, Inc.                                  Delaware           100%
Vishay Intertechnology Asia PTE Ltd.                   Singapore          100%
   Vishay Japan K.K.                                   Japan              100%
   Vishay Hong Kong Ltd.                               Hong Kong          100%
   Vishay Korea                                        Korea              100%
   Vishay Taiwan                                       Taiwan             100%
   Vishay PTE Ltd.                                     Singapore          100%
Vishay Lite-On Holdings PTE Ltd.                       Singapore          100%
    Lite-On Power Semiconductor Corporation            Taiwan              65%
       Fabtech, Inc.                                   Delaware           100%
       Diodes, Inc.                                    Delaware         40.24%
          Kaihong                                      China               70%
          Diodes, Inc. Taiwan                          Taiwan             100%
       Finemind Holding Company                        Hong Kong          100%
          Seefull Electronic Company                   China              100%
Pamela Verwaltungsgesellschaft GmbH                    Germany            100%
   Facility Services, GmbH                             Germany             50%
  Vishay Semiconductor GmbH                            Germany            100%
    Vishay Semiconductor Itzehoe GmbH                  Germany            100%
  Vishay Telefunken Microelectronic                    Phillipines        100%
        Phillipines, Inc.
    Vishay Semiconductor GES.M.B.H.                    Austria            100%
  Shanghai Vishay Discrete Semiconductors Ltd.         China              100%
    Shanghai Vishay  Opto Semiconductors Ltd.          China               70%
  Vishay Hungary                                       Hungary            100%
Vishay Temic Acquisition Holding Corporation           Delaware           100%
    Siliconix, Inc.                                    Delaware          80.4%
       Siliconix Technology C.V.                       Netherlands        100%
             Siliconix Technology B.V.                 Netherlands        100%
                Siliconix Israel Ltd.                  Israel             100%
         Siliconix Ltd.                                England            100%
         Siliconix Taiwan Ltd.                         Taiwan             100%
             Siliconix , LTD. Taiwan                   Taiwan             100%
         Vishay Siliconix, LLC                         Delaware           100%
         Shanghai Simconix Electronic Company Ltd.     China               90%

--------
Note:  Names of Subsidiaries are indented under name of Parent.

Directors' or other shares required by statute in foreign jurisdictions and totalling less than 1% of equity are omitted.

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

     Siliconix Semiconductor, Inc.                     Delaware           100%
Nippon Vishay, K.K.                                    Japan              100%
Vishay F.S.C., Inc.                                    Barbados           100%
Vishay VSH Holdings, Inc.                              Delaware           100%
Vishay Roederstein Electronics, Inc.                   Delaware           100%
Vishay Measurements Group, Inc.                        Delaware           100%
  Vishay MicroMesures SA                               France             100%
  Measurements Group GmbH                              Germany            100%
    Grupo Da Medidas Iberica S.L.                      Spain              100%
Vishay Israel Limited                                  Israel             100%
  Z.T.R. Electronics Ltd.                              Israel             100%
  Vishay International Trade Ltd.                      Israel             100%
  Dale Israel Electronics                              Israel             100%
        Industries, Ltd.
  Draloric Israel Ltd.                                 Israel             100%
  V.I.E.C. Ltd.                                        Israel             100%
   Vishay Advance Technology, Ltd.                     Israel             100%
  Vilna Equities Holding, B.V.                         Netherlands        100%
    Visra Electronics Financing                        Netherlands        100%
          B.V.
  Measurements Group (U.K.) Ltd.                       England & Wales    100%
  Vishay Europe GmbH                                   Germany           57.8%
                                                                            by
                                                                        Vishay
                                                                       Israel;
                                                                         38.5%
                                                                            by
                                                                       Vishay;
                                                                       2.4% by
                                                                        Vilna;
                                                                       1.3% by
                                                                          Dale
    Vishay Electronic GmbH                             Germany            100%
          Roederstein Electronics Portgual Lda.        Portugal           100%
          Vishay Bauelemente Vertrieb GmbH             Germany             78%
          Vishay Bauelemente Vertrieb A.G.             Switzerland        100%
          Vishay Vertrieb Elektronischer Bauelemente   Austria            100%
                   Ges.mbH
          Klevestav-Roederstein Festigheter AB         Sweden              50%
            Vishay Components, S.A.                    Spain              100%
              Vishay Components Nederland BV           Netherlands        100%
            Vishay Benelux Belgium                     Belgium            100%
            Fabrin Roederstein, S.A.                   Denmark             80%
            Vishay Components OY                       Finland            100%
          Okab Roederstein Finland OY                  Finland           44.4%
      Rogin Electronic S.A.                            Spain               33%
      Roederstein Norge AS                             Norway              40%
      Roederstein-Hilfe-GmbH                           Germany            100%
    Draloric Electronic SPOL S RO                      Czech Republic     100%

    Vishay S.A.                                        France            99.8%
      Sfernice Ltd.                                    England & Wales    100%
      Ultronix, Inc.                                   Delaware           100%
         Vishay Thin Film, Inc.                        New York           100%
            Vishay Techno Components Corp.             Delaware           100%
    E-Sil Components Ltd.                              England & Wales    100%
      Vishay Components (U.K.) Ltd.                    England & Wales    100%
       Grued Corporation                               Delaware           100%
         Con-Gro Corp.                                 Delaware           100%
      Gro-Con, Inc.                                    Delaware           100%
         Angstrohm Precision, Inc.                     Delaware           100%
         Angstrohm Holdings, Inc.                      Delaware           100%
        Vishay Resistor Products (U.K.)  Ltd.          England & Wales    100%
         Heavybarter, Unlimited                        England & Wales    100%
               Vishay-Mann Limited                     England & Wales    100%
Vishay Dale Holdings, Inc.                             Delaware           100%
  Vishay Dale Electronics, Inc.                        Dealware           100%
          Components Dale de Mexico S.A. de C.V.       Mexico             100%
          Electronica Dale de MexicoS.A. de C.V.       Mexico             100%
          Vishay Electronic Components Asia Pte.,Ltd.  Singapore          100%
            Angstrohm Precision, Inc.                  Maryland           100%
               (Maryland)
  Vishay Bradford Electronics, Inc.                    Delaware           100%
   Vishay Sprague Holdings Corp.                       Delaware           100%
  Vishay Service Center, Inc.                          Massachusetts      100%
  Vishay Sprague Sanford, Inc.                         Maine              100%
  Vishay Sprague, Inc.                                 Delaware           100%
  Vishay Sprague Canada Holdings                       Canada             100%
    Inc.
      Sprague Electric of Canada                       Canada             100%
               Limited
  Sprague France S.A.                                  France             100%
  Vishay Sprague Palm Beach, Inc.                      Delaware           100%
Vishay Acquisition Holdings Corp.                      Delaware           100%
Vishay Vitramon, Incorporated                          Delaware           100%


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